Tran Capital Focused Fund

FORM OF PROXY CARD

SIGN, DATE AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SAMPLE BALLOT ONLY

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below
3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free (800) 207-3156 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER

Tran Capital Focused Fund
A SERIES OF FUNDVANTAGE TRUST
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _______, 2022
The undersigned shareholder of the above named fund (the “Fund”), a series of FundVantage Trust (the "Trust"), hereby nominates ___________, and each of them, the attorney, agent and proxy of the undersigned, with full powers of substitution, to vote all the shares of the Fund which the undersigned is entitled to vote at the Meeting of Shareholders of the Trust, on _________, 2022 at 2:00 p.m., Central time, and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present on the proposal set forth below.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free (800) 207-3156. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on _________, 2022. The proxy statement for this meeting is available at:

https://vote.proxyonline.com[...].pdf

TRAN CAPITAL FOCUSED FUND	FORM OF PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.
_________________________________________________________ SIGNATURE (AND TITLE IF APPLICABLE) DATE _________________________________________________________ SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.
TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization (the “Plan”), which has been approved by the FundVantage Trust Board of Trustees and provides for the reorganization of the Target Fund into the Cromwell Tran Sustainable Focus Fund, a newly-created series of Total Fund Solution (the “Reorganization”).	○	○	○

2.	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.	○	○	○

THANK YOU FOR VOTING